Exhibit (c) 2


                                  PENNSYLVANIA
                            PUBLIC UTILITY COMMISSION
                            Harrisburg, PA 17105-3265

                                    Public Meeting held September 24, 1998


Commissioners Present:

      John M. Quain, Chairman
      David W. Rolka
      Aaron Wilson, Jr.



Application of Metropolitan Edison  :
Company for Approval of Restructuring     :     Docket No. R-00974008
Plan Under Section 2806 of the            :
Public Utility Code                       :

Application of Pennsylvania Electric      :
Company for Approval of Restructuring     :     Docket No. R-00974009
Plan Under Section 2806 of the            :
Public Utility Code                       :

Petition of Pennsylvania Electric Co.     :     Docket No. P-00971215
Altoona Cogeneration Project              :

Petition of Metropolitan Edison Co.       :     Docket No. P-00971216
Blue Mountain Project                     :

Petition of Metropolitan Edison Co.       :     Docket No. P-00971217
York County Energy Partners               :

Petition of Metropolitan Edison Co.       :     Docket No. P-00971223
Bio-Energy Partners                       :

Petition of Pennsylvania Electric Co.     :     Docket No. P-00971278
Erie Power Partners                       :

Petition of Pennsylvania Electric Co.     :     Docket No. P-00981324
Cogentrix Cogeneration                    :

Petition of Metropolitan Edison Co.       :     Docket No. P-00981325
Solar Turbines                            :

Petition of Pennsylvania Electric Co.     :     Docket No. P-00900450
Rubenstein Engineering, P.C.              :

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                                 TENTATIVE ORDER
BY THE COMMISSION:
      On September 24, 1998, a Joint Petition for Full Settlement ("Joint Petition") of the Restructuring Plans, related dockets and related appeals was filed in the above-captioned proceedings by Metropolitan Edison Company ("Met-Ed" or "GPUE" or "Company") and Pennsylvania Electric Company ("Penelec" or "GPUE" or "Company"), operating utility subsidiaries of GPU, Inc. ("GPU"), collectively referred to as "Companies", the Office of Consumer Advocate ("OCA"); the Office of Small Business Advocate ("OSBA"); the Office of Trial Staff ("OTS"); the Met-Ed Industrial Users Group ("MEIUG"); Penelec Industrial Customer Alliance ("PICA"); Community Action Association of Pennsylvania ("CAAP"); Conectiv Energy ("Conectiv"); Mid-Atlantic Power Supply Association ("MAPSA"); Locals 459 and 777 of the International Brotherhood of Electrical Workers ("IBEW"); New Energy Ventures ("NEV"); Enron Power Marketing, Inc. ("Enron"); the Anthracite Region Independent Power Producers Association ("ARIPPA"); Pennsylvania Rural Electric Association ("PREA"); Allegheny Electric Cooperative, Inc. ("AEC"); Solar Turbines, Inc., BioEnergy Partners, Erie Power Partners, L.P., AES Ironwood, Inc. and affiliates ("AES"), York County Solid Waste and Refuse Authority ("YCSWRA"), Inter-Power/AhlCon Partners, L.P.; Homer City/Rubenstein Engineering, P.C., the Environmentalists; and other parties designated on the signature pages (all parties collectively referred to as the "Joint Petitioners").
      The proposed terms and conditions of the Joint Petition represent a comprehensive settlement which resolves all issues on appeal before the Commonwealth Court and all issues before the U.S. District Court arising from challenges by the Joint Petitioners to the Commission's final orders,

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secretarial  letter,  related dockets and any related appeals regarding Met-Ed's and  Penelec's  Applications  for  Approval of their  Restructuring  Plans Under
Section 2806 of the Public Utility Code.(1)
      The Joint Petitioners aver that this comprehensive settlement is in the public interest and, therefore, request that the Commission: (1) approve without modification the proposed settlement as set forth in the Joint Petition; (2) amend the Commission's final orders as necessary to implement the full settlement; (3) approve the tariff supplements and appendices necessary to implement the proposed settlement ; and (4) approve GPUE's transfer of generation assets. The Joint Petitioners recognize, however, that pursuant to the provisions of Section 703(g) of the Public Utility Code, the Commission is obligated to provide notice of and opportunity to be heard before we may amend a prior order.
      In the proposed settlement, all Met-Ed customers will receive a guaranteed 2.5% rate reduction and all Penelec customers will receive a guaranteed 3.0% rate reduction, effective January 1, 1999 through December 31, 1999. In addition
to  these   guaranteed   rate  decreases,   Met-Ed   customers  will  receive  a
system-average shopping credit of 4.350 cents per KWH on January 1, 1999 and Penelec customers will receive a system-average shopping credit of 4.404 cents per KWH on January 1, 1999. Customers that elect to shop for generation will receive total rate reductions in 1999 equal to the 2.5% or 3.0% decreases, plus any savings produced by the difference between their generation purchase price and their shopping credit. Given the level of the
----------------
(1) As noted in the certificate of service, copies of the Joint Petition and appendices have been served by Met-Ed and Penelec on all parties to the proceeding by overnight mail or hand delivery. In addition, the Joint Petition provides that Met-Ed and Penelec will provide written notice of the proposed settlement by letter to its customers, will post notices in its office and on its Internet web page, and will provide notice by news release.


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shopping credits included in the proposed settlement,  as well as other specific components of the proposed settlement, the Joint Petitioners expect the development of a vibrant competitive market with many alternative electric generation suppliers.
      In addition, the settlement terms and conditions provide that Met-Ed and Penelec will (1) recover a substantially smaller amount of stranded cost recovery than claimed before the Commission, (2) use net proceeds from the divestiture of generation assets to offset stranded costs, (3) recover monies necessary to fulfill contractual obligations to non-utility generation projects,
(4) maintain and continue to improve the reliability of their transmission and distribution system, (5) be subject to competitive safeguards to ensure fair dealing, (6) expand their current universal service programs, (7) permit all customers to choose an alternative electric generation supplier starting on January 1, 1999; (8) educate consumers about restructuring, (9) facilitate
funding  of  sustainable   energy,   (10)  encourage  small   renewable   energy
technologies,  and (11) withdraw  their actions  before  Commonwealth  Court and
their  civil  complaint   before  the  U.S.   District  Court   challenging  the
Commission's   restructuring  orders  and  secretarial  letter  at  Docket  Nos.
R-00974008 and R-00974009.
      The Joint Petitioners, in turn, agree to resolve all objections to Met-Ed's and Penelec's Restructuring Plans and to withdraw all cases pending before the Commonwealth Court which challenge (i) the constitutionality of the Electric Competition Act and (ii) the Commission's Restructuring Orders at Docket Nos. R-00974008 and R-00974009, provided that the Joint Petitioners are not barred from raising any factual, legal or contrary positions in other proceedings as long as such positions are not in derogation of the proposed settlement.

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      The proposed settlement set forth in the Joint Petition and its Appendices constitutes a comprehensive resolution of the broad array of issues raised by Met-Ed's and Penelec's Restructuring Plans under the Electric Competition Act. Consistent with the fundamental goals of that historic legislation, the proposed settlement provides for an orderly transition from the current regulated electric utility structure for generation to a structure under which retail customers will have direct access to a competitive market for the generation of electricity. Moreover, and also consistent with the legislation, the proposed settlement provides for a fair and reasonable recovery of Met-Ed's and Penelec's
stranded  costs  created  by  this  transition  to  a  competitive   market.  In
particular, the proposed settlement contains the following benefits:

-     customers will receive guaranteed  rate decreases of 2.5%-3% during 1999;
- all customers will have the opportunity to choose an alternative supplier on January 1, 1999;

- customers will receive shopping credits that will allow shopping customers to achieve bill savings in addition to the guaranteed rate cuts;

- the size of the shopping credit and other provisions of the settlement will insure that a competitive market for electricity will be created and functioning by January 1, 1999;
- the Companies will complete the divestiture of their generation assets and will use the net proceeds of those efforts to offset stranded costs that have been incurred in the transition to a competitive generation market;
- the Companies will be assured of full recovery of their contractual obligations associated with non-utility generation projects;

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-     transmission and distribution rates will be capped for an additional three and one-half years (to December 31, 2004);
-     the generation rate caps will be extended for an additional five years;
- universal service programs will be expanded, and a sustainable energy fund will promote the development and use of renewable energy and clean energy technologies, energy conservation and efficiency which will benefit the environment;
- consumers will have the opportunity to receive metering and billing services from competitive suppliers;
- a competitive market for provider of last resort service will be established so that non-shopping customers also have the opportunity to realize bill savings; and
- substantial litigation and its associated costs and uncertainties will be avoided.
     Upon our review of the Joint Petition and Appendices, we tentatively find that the proposal is in the public interest and therefore should be approved. We note that the Joint Petition has been signed by most but not all of the active parties of record in Met-Ed's and Penelec's restructuring proceedings. Before we can give final approval to the proposal, we shall afford all parties of record to Met-Ed's and Penelec's restructuring proceedings an opportunity to file comments to this comprehensive proposal.
      Accordingly, we provide that any comments to the Joint Petition and the Appendices must be filed on or before October 8, 1998. Thereafter, we will promptly consider all timely-filed comments and issue a final order with respect to the proposed settlement set forth in the Joint Petition and Appendices.
      We recognize and appreciate the uncounted hours spent by the participants in preparing this Joint Petition, which represents a negotiated

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resolution of important and conflicting interests in a practical and enforceable manner. We believe that this settlement represents a difficult but most important step in the advancement of the economies of the areas served by Met-Ed and Penelec and the Commonwealth, as well as an historic breakthrough in the creation of retail electric competition in the Commonwealth. At the same time, the Joint Petition continues necessary and important safeguards for utility customers which must be preserved in the public interest.
      We have thoroughly examined the proposed settlement. Based upon that review, we tentatively find it to be in the public interest; THEREFORE, IT IS
ORDERED:
      1. That in consideration of and reliance upon the representations, mutual promises and undertakings of the parties to this proposed settlement, including the express agreement of each signatory to be legally bound by its terms and the certification of each signatory that he or she has full authority to enter into the settlement and to act on behalf of their respective parties, the terms of the proposed full settlement set forth in the Joint Petition and the Appendices shall be and are hereby tentatively approved as to each and every one of its terms and conditions, and we hereby tentatively reconsider and amend our prior orders in these proceedings as necessary to implement the terms of the full settlement. Any issue not specifically addressed in this settlement shall be treated and resolved in accordance with the resolution of that issue in the Restructuring Orders adopted by the Commission and entered on June 30, 1998 at Docket Nos. R-00974008 and R-00974009.

      2. That the Commission hereby tentatively approves all aspects of the Companies' transfer of it generation assets and liabilities, along with the granting of the approvals, licenses and certificates of public convenience required under the Public Utility Code regarding the transfer or assignment of the Companies' generating assets and liabilities in accordance with the settlement provisions, including but not limited to approvals under Chapters 5, 11, 19, 21 and 28 of the Public Utility Code.

      3. That the recovery of stranded costs, on an interim basis, by Met-Ed of $658.14 million and by Penelec of $332.16 million, subject to reconciliation at a later date to reflect the actual net proceeds resulting from the divestiture of generation assets, is just and reasonable and in the public interest.

      4. That the Petitions of Met-Ed at Docket Nos. P-00971216, P-00971217, P-00971223 and P-00981325 and the Petitions of Penelec at Docket Nos.
P-00971215,  P-00971278,  P-00981324  and  P-00900450  ("Related  NUG  Dockets")
consolidated into these proceedings, are hereby tentatively approved.


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      5. That with  respect  to the  Related  NUG  Dockets,  the Power  Purchase
Agreements ("PPAs") for Blue Mountain, York County Energy Partners (Ironwood), Bio-Energy Partners, Solar Turbines, Altoona Cogeneration Project, Erie Power Partners, Cogentrix Cogeneration and Rubenstein Engineering, P.C., and the transactions contemplated thereby, are reasonable, prudent and in the public interest; and the PPAs and the transactions contemplated thereby, constitute reasonable mitigation efforts by the Companies; and the costs incurred or to be incurred by Met-Ed and Penelec in connection with the PPAs, including any buy-outs or restructuring contemplated therein, shall be fully recovered from customers as provided in this settlement and tentatively approved by this order.

      6. That the tariff supplements appended to the Joint Petition and all other Appendices are hereby tentatively approved, being necessary to implement the full settlement, and shall become effective pursuant to the terms set forth in the Joint Petition and Appendices.

      7. That with respect to the divested generation facilities of the Companies and their GPU affiliates, it is tentatively determined that allowing these generation facilities to qualify as "eligible facilities" under the Public Utility Holding Company Act of 1935 (1) will benefit consumers, (2) is in the public interest and (3) does not violate State law.

      8. That any party of record to Met-Ed's or Penelec's restructuring proceedings at Docket Nos. R-00974008 and R-00974009 may submit comments on or before October 8, 1998 with respect to the provisions of the proposed settlement set forth in the Joint Petition and the Appendices.

      9. That written comments, an original and fifteen (15) copies, shall be submitted to the Secretary, Pennsylvania Public Utility Commission, P.O. Box 3265, Harrisburg, PA 17105-3265. Comments should specifically reference the above-captioned docket numbers. Comments not received by the Secretary by close of business on October 8, 1998 will not be considered.

      10. That this order shall not become final until the Commission has considered all timely filed comments and issued a final order.

      11. That the Commission's approval of the terms and conditions set forth in the Joint Petition and Appendices is expressly contingent upon and shall not become final and enforceable until all appeals and civil actions required to be dismissed with prejudice as referred to in Part Q of the proposed settlement have been finally withdrawn, discontinued, or dismissed with prejudice in accordance with the provisions of the settlement.

      12. That a copy of this tentative order shall be served upon all parties to Met-Ed's and Penelec's restructuring proceedings at Docket Nos.
R-00974008 and R-00974009.

                                    BY THE COMMISSION:


                                    James J. McNulty
                                    Secretary

(SEAL)

ORDER ADOPTED:    September 24, 1998

ORDER ENTERED:    September 24, 1998